IMMEDIATE RELEASE
Tuesday, November 14, 2000

                      CALPROP REPORTS THIRD QUARTER RESULTS

            Company Reports $898,000 in Profits in the Third Quarter
               and Internet Web Broadcast of Third Quarter Results

MARINA DEL REY, CA, November 14, 2000 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, today reported that it has earned a net profit for both the three and nine month periods ended September 30, 2000.

      "For both the three and nine month periods ended September 30, 2000, Calprop recognized a profit as the Northern and Southern California and Denver Metropolitan markets continue to provide strong housing sales. We closed 56 units this quarter, leaving our total units in backlog at 147 units, $50,720,000, up 117.7% from 98 units, $23,330,000 a year ago," said Victor
Zaccaglin, Calprop's chairman and chief executive officer.

      "We are presently building in ten different projects including two apartment projects in Milpitas and San Diego, California. Our Parc Metropolitan project in Milpitas, California began closing units this quarter which are generating considerable profits. In conjunction with this profitability, we continue to experience strong upward pressure on the sales pricing of these homes. Our main goal for 2001 is to maintain our present size while reducing the cost of equity and mezzanine capital to enhance our 2002 profitability," Zaccaglin said.

      For the third quarter, Calprop's revenues were $16.5 million, an increase of $794,948 or 5.1% from $15.7 million of revenues in the third quarter a year ago. Income from development operations was $1,760,022 for the third quarter, up $3,649,844 or 193.2% compared to the losses from operations of $1,889,442 in the same quarter in the prior year. Net income for the third quarter of 2000 was $897,640 or $0.09 per share on 10,477,972 weighted average shares and common stock equivalents, compared to $927,006, or $0.09 per share on 10,716,872 weighted average shares and common stock equivalents, in the same quarter a year ago. The variation in results were driven by two events in the third quarter of 1999, the recognition of an impairment of real estate under development in the amount of $2,519,521 to the Summertree Park project in Sacramento, California and the recognition of $3,400,000 in benefit for income taxes.

      For the year-to-date period, revenues were $34.3 million, down 18.1% from $41.9 million in 1999. Income from development operations was $2,250,325 for the nine months ended September 30, 2000, up $2,892,105 or 450.6% compared to losses from development operations of $641,780 the same period in the prior year. The company reported net income of $519,211 or $0.05 per share on 10,475,389 weighted average shares and common stock equivalents, for the nine months ended September 30, 2000, compared with $1,330,033, or $0.13 per share on 10,637,075 weighted average shares and common stock equivalents, in the same period in 1999. The variation in results were driven by two events in the third quarter of 1999, the reduction in results was primarily driven by the recognition of an impairment of real estate under development in the amount of $2,519,521 to the Summertree Park project in Sacramento, California and the company recognized $3,400,000 in benefit for income taxes.

      A Internet interview will be taped and replayed daily at 3:00 PM Pacific time during the week of November 17th through the 24th. Shareholders and other interested parties are invited to listen to the broadcast on Tribe Communication, Inc.'s site, at http://www.epowow.com. To hear the interview, click on the LISTEN UP button on the site during the hours of the re-broadcast.

      Listeners must have WinAmp Player installed in order to listen to the broadcast. WinAmp Player is available free of charge at:
http://www.winamp.com/getwinamp.

      Should you wish to submit a question to be considered for discussion on the program, submit your question to either of the email addresses listed below. For more information on Calprop Corporation please visit their web site at www.calprop.com.

CONTACT:

Calprop Corporation
Mark F. Spiro, 310.306.4314 (CFO and Secretary/Treasurer)
Mspiro@calprop.com
www.calprop.com

Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as in the Denver corridor in Colorado. The company's common stock is traded on the OTCBB under the symbol CLPO.OB.

                                - tables follow -


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

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                                     September 30,                December 31,
                                                                              2000                   1998
                                                                       (Unaudited)
Assets:                                                              -------------                ------------
Real estate development                                                104,798,403                  79,070,791
                                                                     -------------                ------------
     Total investment in real estate                                   104,798,403                  79,070,791
Other assets:
  Cash and cash equivalents                                              2,040,252                   1,405,663
  Prepaid expenses                                                          90,231                      84,219
  Deferred tax asset                                                     6,233,074                   6,500,000
  Other assets                                                             802,480                     756,970
                                                                     -------------                ------------
     Total other assets                                                  9,166,037                   8,746,852
                                                                     -------------                ------------
     Total assets                                                      113,964,440                  87,817,643
                                                                     =============                ============
Liabilities and Stockholders' Equity:
Trust deeds and notes payable                                           73,982,281                  48,216,139
Related party notes                                                     22,694,288                  24,860,032
                                                                     -------------                ------------
     Total trust deeds and notes payable                                96,676,569                  73,076,171
Accounts payable and accrued liabilities                                 8,548,829                   6,391,621
Warranty reserves                                                          473,526                     358,287
                                                                     -------------                ------------
     Total liabilities                                                 105,698,924                  79,826,079

Minority interest                                                               --                     228,191

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,290,535 and
      10,293,735 shares at September 30, 2000 and
      December 31, 1999, respectively                                   10,290,535                  10,293,735
  Additional paid-in capital                                            25,849,961                  25,849,961
  Deferred compensation                                                   (167,127)                   (170,327)
  Notes receivable from common stock sale                                 (514,002)                   (496,934)
  Accumulated deficit                                                  (27,193,851)                (27,713,062)
                                                                     -------------                ------------
     Total stockholders' equity                                          8,265,516                   7,763,373
                                                                     -------------                ------------

     Total liabilities and stockholders' equity                        113,964,440                  87,817,643
                                                                     =============                ============

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                       ---------------------------       ---------------------------
                                                          2000            1999             2000              1999
                                                       ----------       ----------       ----------       ----------
Development operations:
  Real estate sales                                    16,525,836       15,730,888       34,323,298       41,895,447
  Cost of real estate sales                            14,765,814       15,100,809       32,072,973       40,017,706
                                                       ----------       ----------       ----------       ----------
Recognition of impairment of real estate under                 --       (2,519,521)              --       (2,519,521)
  Development                                          ----------       ----------       ----------       ----------

Income (Loss) from development operations               1,760,022      (1,889,442)        2,250,325         (641,780)

Other income                                              112,339           24,424          187,212           80,163

Other expenses:
  General and administrative expenses                     718,548          572,261        1,973,097        1,566,614
  Interest expense                                        (40,008)           8,742           13,518           57,524
                                                       ----------       ----------       ----------       ----------
Total other expenses                                      678,540          581,003        1,986,615        1,624,138

Minority interests                                         10,000           26,973         (216,393)        (115,788)

Income (loss) before provision (benefit) for
income taxes                                            1,183,821       (2,472,994)         667,315       (2,069,967)
Provision (Benefit) for income taxes                      286,181       (3,400,000)         148,104       (3,400,000)
                                                       ----------       ----------       ----------       ----------
Net income                                                897,640          927,006          519,211        1,330,033
                                                       ----------       ----------       ----------       ----------
Basic and diluted net income per share                      $0.09            $0.09            $0.05            $0.13
                                                       ==========       ==========       ==========       ==========

Weighted average number of common
     shares and common stock equivalents
     adjusted for stock dividends                      10,477,972       10,716,872       10,475,389       10,637,075

Units
      single family                                            35               67              110              180
      townhomes                                                21                0               21                0
                                                               --               --               --               --
total                                                          56               67              131              180

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